UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)

(480) 308-3000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 1, 2012, JDA Software Group, Inc. (the “Company”) announced that it received from the staff of the NASDAQ a letter notifying the Company that it is no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it has not yet filed its Annual Report on Form 10-K for the period ended December 31, 2011 with the Securities and Exchange Commission (“SEC”).

A copy of the press release issued by the Company is attached.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits

99.1	Press Release dated March 1, 2012.